SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 of 15(d) of the
                        Securities Exchange Act of 1934


                                 May 8, 2008
                 Date of Report (date of earliest event reported)


                               CET SERVICES, INC.
               Exact name of Registrant as Specified in its Charter

          California              000-52652                 33-0285964
State or Other Jurisdiction    Commission File    IRS Employer Identification
     of Incorporation             Number                     Number

                 12503 E. Euclid Dr. #30, Centennial, CO 80111
            Address of Principal Executive Offices, Including Zip Code

                                (720) 875-9115
                Registrant's Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On May 8, 2008, CET Services, Inc. (the "Company" or "CET") entered into an Agreement and Plan of Merger by and among the Company, BioMedical Technology Solutions, Inc., a Colorado corporation ("BMTS") and CET Acquisition Corp., a subsidiary of CET to be formed as a Colorado corporation ("CETAC") (the "Merger Agreement").

     Under the terms of the Merger Agreement, CETAC will merge into BMTS, BMTS will become a wholly-owned subsidiary of CET, and the shareholders of BMTS will receive shares of CET common stock in exchange for their BMTS shares ("Merger"). The Merger Agreement further provides that CET will issue to the shareholders of BMTS a total of approximately 78,994,826 shares of CET common stock and will assume all of BMTS's outstanding options, warrants and convertible debt, which convertible securities will become exercisable for CET common stock. The exact number of shares to be issued in exchange for the BMTS shares will be adjusted at closing so that the total number of CET shares issued to the BMTS shareholders will represent, when issued, 94% of the total issued and outstanding shares of CET on a fully diluted basis. The Merger, when consummated, will result in a change in control of CET.

     Subject to certain conditions, the Merger Agreement also provides for certain ancillary transactions,("Ancillary Transactions" including (i) that CET will change its jurisdiction of incorporation from California to Colorado and change its name to "BioMedical Technology Solutions, Inc.", (ii) that CET will increased its authorized capital to consist of 100,000,000 shares of common stock and 10,000,000 shares of preferred stock, (iii) that CET will undertake a reverse split of its outstanding securities at a future date and on a basis determined by the Board of Directors, and (iv) that CET adopt an Equity Incentive Plan. In addition, the directors and officers of the combined company will be designated by BMTS, and the companies anticipate that these individuals will consist of the officers and directors of BMTS immediately before the Merger. The closing of the transaction contemplated by the Merger Agreement is subject to the satisfaction of customary conditions, including approval of the Merger and Ancillary Transactions by the stockholders of CET, the approval of the Merger by the stockholders of BMTS. The transaction is expected to close by June 30, 2008.

     The Merger Agreement is filed as Exhibit 2.1 to this report.

     BioMedical Technology Solutions, Inc. is a privately held corporation, located in Englewood, Colorado, which sells and leases devices that convert infectious biomedical waste into non-biohazardous material using the patented Demolizer[R] technology which it owns. BMTS's products provide safe, environmentally sound, biomedical waste treatment solutions for medical, dental and veterinary offices, nursing homes, assisted living facilities, and other health care facilities.

     In connection with the proposed merger, CET will prepare a proxy statement for its shareholders to be filed with the SEC. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, CET'S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE MERGER CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The Proxy Statement will be available free of charge (when available) at the SEC's website, www.sec.gov, and shareholders of CET will also be able to obtain the proxy statement free of charge (when available) by directing their requests to Steven H. Davis at CET at 720-875-3366 or sdavis@cetenv.com.

     CET and its directors and executive officers may be deemed, under SEC rules, to be soliciting proxies from CET's shareholders in favor of the proposed Merger. Information regarding the identity of these persons, and their interests in the solicitation, will be set forth in a proxy statement to be filed with the SEC, and will be available free of charge (when available) at the SEC's website, www.sec.gov, and shareholders of CET will also be able to obtain the proxy statement free of charge (when available) by directing their requests to Steven H. Davis at CET at 720-875-3377 or sdavis@cetenv.com.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 2.1 Agreement and Plan of Merger among BioMedical Technology Solutions, Inc., CET Services, Inc., and CET Acquisition Corp. dated May 8, 2008. (Filed herewith electronically)


                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CET SERVICES, INC.
                                   (Registrant)



Date: May 14, 2008                By: /s/ Steven H. Davis
                                      Steven H. Davis, President and
                                      Chief Executive Officer